Exhibit 99.1

Investor Contact	1775 Tysons Boulevard, 7th Floor
Ian Weissman	Tysons, VA 22102
+ 1 571 302 5591	www.pkhotelsandresorts.com
Park Hotels & Resorts Inc. Reports Second Quarter 2025 Results
TYSONS, VA (July 31, 2025) – Park Hotels & Resorts Inc. (“Park” or the “Company”) (NYSE: PK) today announced results for the second quarter ended June 30, 2025 and provided an operational update.
Second Quarter Highlights Include:
•Comparable RevPAR was $195.68, a decrease of (1.6)% compared to the same period in 2024, or only a (0.6)% decrease when excluding the Royal Palm South Beach Miami, a Tribute Portfolio Resort (“Royal Palm”), which suspended operations in mid-May 2025 for a comprehensive renovation;
•Net loss and net loss attributable to stockholders were $(2) million and $(5) million, respectively;
•Adjusted EBITDA was $183 million;
•Diluted loss per share was $(0.02);
•Diluted Adjusted FFO per share was $0.64;
•Sold the 316-room Hyatt Centric Fisherman’s Wharf located in San Francisco, California for $80 million, or $253,000 per key. The sale price represents 64.0x 2024 EBITDA of the hotel. Proceeds from the sale will be used for ongoing return on investment projects in Park’s portfolio and for other general corporate purposes;
•In July 2025, made the decision to permanently close the Embassy Suites Kansas City Plaza, which Park anticipates will occur during the third quarter of 2025. In connection with that decision, Park entered into an agreement with the ground lessor of the hotel to terminate the ground lease at the end of September 2025. The Embassy Suites Kansas City Plaza is projected to generate an insignificant amount of EBITDA during 2025; and
•Park’s Hawaii’s hotels did not sustain any damage following the tsunami warnings issued throughout the Pacific Ocean that were triggered by the 8.8 magnitude earthquake off the Russian coast that occurred on July 29, 2025.

Thomas J. Baltimore, Jr., Chairman and Chief Executive Officer, stated, “We remain laser-focused on our strategic objective of reshaping the portfolio through non-core asset dispositions, as evidenced by the successful closing on the sale of the Hyatt Centric Fisherman’s Wharf for total proceeds of $80 million, representing a 64.0x multiple on 2024 EBITDA of the hotel, and with several other non-core assets in various stages of the marketing process, while reallocating and investing this capital in our iconic portfolio, like the Royal Palm hotel in Miami, which recently commenced a transformative renovation. With liquidity of approximately $1.3 billion, we remain well-positioned for long-term growth and committed to creating long-term shareholder value.

I was encouraged by our second quarter results, with Comparable RevPAR declining by less than 1% excluding the Royal Palm in Miami. Results were driven by ongoing improvements in business travel in key urban markets, including San Francisco, New York, Denver and Boston, with our urban portfolio generating a 3% increase in Comparable RevPAR compared to prior year, including a 17% increase in Comparable RevPAR at the JW Marriott San Francisco Union Square and a 10% increase in Comparable RevPAR at the Hilton New York Midtown. Additionally, strength from certain of our resort hotels, including the Waldorf Astoria Orlando where RevPAR increased nearly 24% compared to the prior year from increases in both group and transient demand and the Hilton Caribe in Puerto Rico where RevPAR increased nearly 18% compared to prior year from an increase in transient demand, offset softness at the Hilton Hawaiian Village Waikiki Beach Resort as it continues to stabilize and re-gain market share following labor strikes in late 2024. I am also incredibly proud of the efforts by our team to maintain effective cost controls across the portfolio resulting in total expense growth of just 40 basis points this quarter, and continued savings expected over the back half of the year.”

Selected Statistical and Financial Information
(unaudited, amounts in millions, except RevPAR, ADR, Total RevPAR and per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change(1)		2025	2024	Change(1)
Comparable RevPAR(2)	$195.68	$198.93	(1.6)%		$187.01	$189.36	(1.2)%
Comparable Occupancy	76.5%	77.4%	(0.9)	% pts	72.8%	74.4%	(1.6)	% pts
Comparable ADR	$255.76	$256.88	(0.4)%		$256.75	$254.33	1.0%
Comparable Total RevPAR	$316.50	$319.11	(0.8)%		$307.77	$308.36	(0.2)%

Net (loss) income	$(2)	$67	(103.0)%		$(59)	$96	(161.5)%
Net (loss) income attributable to stockholders	$(5)	$64	(107.8)%		$(62)	$92	(167.4)%

Operating income	$65	$121	(46.3)%		$72	$213	(66.4)%
Operating income margin	9.6%	17.5%	(790)	bps	5.5%	16.1%	(1,060)	bps

Comparable Hotel Adjusted EBITDA	$191	$197	(3.2)%		$342	$366	(6.5)%
Comparable Hotel Adjusted EBITDA margin	29.6%	30.4%	(80)	bps	27.4%	29.1%	(170)	bps

Adjusted EBITDA	$183	$193	(5.2)%		$327	$355	(7.9)%
Adjusted FFO attributable to stockholders	$129	$137	(5.8)%		$221	$248	(10.9)%

(Loss) earnings per share – Diluted(1)	$(0.02)	$0.30	(106.7)%		$(0.31)	$0.44	(170.5)%
Adjusted FFO per share – Diluted(1)	$0.64	$0.65	(1.5)%		$1.10	$1.18	(6.8)%
Weighted average shares outstanding – Diluted(3)	200	211	(11)		200	211	(11)
______________________________________________
(1)Amounts are calculated based on unrounded numbers.
(2)For the three and six months ended June 30, 2025, Comparable RevPAR excluding the Royal Palm, which suspended operations in mid-May 2025 for a comprehensive renovation, decreased (0.6)% and (0.7)%, respectively, compared to the same periods in 2024.
(3)Diluted loss per share for the three and six months ended June 30, 2025 was calculated based on weighted average shares of 199 million for both periods, which excludes shares that were anti-dilutive. For purposes of Diluted Adjusted FFO per share, weighted average shares were 200 million for both periods.

Operational Update
Results for Park’s Comparable hotels in each of the Company’s key markets and by hotel type are as follows:

(unaudited)			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	2Q25	2Q24	Change(1)	2Q25	2Q24	Change		2Q25	2Q24	Change(1)
Hawaii	2	3,525	$297.44	$304.25	(2.2)%	78.6%	86.9%	(8.3)	% pts	$233.80	$264.54	(11.6)%
Orlando	3	2,325	247.38	239.96	3.1	74.9	68.4	6.5		185.19	164.01	12.9
New York	1	1,878	333.86	314.23	6.2	91.7	88.7	3.0		306.08	278.70	9.8
New Orleans	1	1,622	212.47	218.36	(2.7)	69.7	66.4	3.3		148.10	145.06	2.1
Boston	3	1,536	278.26	279.37	(0.4)	88.0	85.9	2.1		244.91	239.91	2.1
Southern California	5	1,773	222.72	224.55	(0.8)	79.4	81.8	(2.4)		176.85	183.69	(3.7)
Key West	2	461	500.67	555.43	(9.9)	85.9	77.0	8.9		429.94	427.75	0.5
Chicago	3	2,467	236.39	246.98	(4.3)	69.5	70.7	(1.2)		164.31	174.63	(5.9)
Puerto Rico	1	652	274.31	288.67	(5.0)	92.6	74.8	17.8		254.02	216.03	17.6
Washington, D.C.	2	1,085	211.32	212.73	(0.7)	77.3	81.8	(4.5)		163.32	173.88	(6.1)
Denver	1	613	189.21	204.90	(7.7)	79.9	69.4	10.5		151.26	142.28	6.3
Miami(2)	1	393	296.94	252.49	17.6	30.7	83.9	(53.2)		91.31	212.07	(56.9)
Seattle	2	1,246	163.46	165.56	(1.3)	77.5	78.8	(1.3)		126.65	130.47	(2.9)
San Francisco	1	344	301.76	273.24	10.4	74.5	70.3	4.2		224.75	192.00	17.1
Other	8	2,475	192.36	193.03	(0.3)	65.6	69.7	(4.1)		126.28	134.48	(6.1)
All Markets	36	22,395	$255.76	$256.88	(0.4)%	76.5%	77.4%	(0.9)	% pts	$195.68	$198.93	(1.6)%

			Comparable ADR			Comparable Occupancy				Comparable RevPAR
	Hotels	Rooms	2Q25	2Q24	Change(1)	2Q25	2Q24	Change		2Q25	2Q24	Change(1)
Resort	12	8,313	$291.37	$295.06	(1.2)%	76.8%	79.4%	(2.6)	% pts	$223.64	$234.01	(4.4)%
Urban	12	8,647	254.93	254.13	0.3	77.1	75.1	2.0		196.45	190.83	2.9
Airport	6	3,464	198.49	198.17	0.2	76.5	81.4	(4.9)		151.89	161.27	(5.8)
Suburban	6	1,971	207.23	209.76	(1.2)	73.0	73.0	—		151.30	153.05	(1.1)
All Types	36	22,395	$255.76	$256.88	(0.4)%	76.5%	77.4%	(0.9)	% pts	$195.68	$198.93	(1.6)%
______________________________________________
(1)Calculated based on unrounded numbers.
(2)In mid-May 2025, operations at the Royal Palm were suspended for a comprehensive renovation.

Park continued to see improvements in group demand at its urban hotels and certain resort hotels, and compared to the second quarter of 2024, group revenues at the Hilton Waikoloa Village increased 57%, while group revenues at the Waldorf Astoria Orlando, which was ranked 4th Best Resort in Florida by Travel + Leisure in its 2025 World’s Best Awards, increased nearly 29% following its recent transformative renovation, increasing RevPAR by nearly 24% compared to the second quarter of 2024. Group revenues at the Hilton New York Midtown increased over 16% compared to the second quarter of 2024, increasing RevPAR by nearly 10% due to an increase in corporate demand.
At the end of June 2025, Comparable Group Revenue Pace for 2025 remained consistent to what 2024 group bookings were at the end of June 2024. While Comparable Group Revenue Pace for the third quarter of 2025 is projected to decrease (14)%, Park is expecting an increase to 18% for the fourth quarter of 2025, compared to what group bookings were for the same time periods in 2024 at the end of June 2024. Additionally, 2025 average Comparable group rates are projected to exceed 2024 average Comparable group rates by 5% for the same time period, with Comparable group rates for the third and fourth quarter of 2024 projected to exceed the average for the same time periods in 2024 by 2% and 6%, respectively.
Balance Sheet and Liquidity
As of June 30, 2025, Park’s liquidity was approximately $1.3 billion, including $950 million of available capacity under the Company’s revolving credit facility (“Revolver”). In addition, as of June 30, 2025, Park’s Net Debt was approximately $3.7 billion, and the weighted average maturity of Park’s consolidated debt is 2.7 years.
Park had the following debt outstanding as of June 30, 2025:

(unaudited, dollars in millions)
Debt(1)	Collateral	Interest Rate	Maturity Date	As of June 30, 2025
Fixed Rate Debt
Mortgage loan	Hilton Denver City Center	4.90%	December 2025(2)	$52
Mortgage loan	Hyatt Regency Boston	4.25%	July 2026	123
Mortgage loan	Hilton Hawaiian Village Beach Resort	4.20%	November 2026	1,275
Mortgage loan	Hilton Santa Barbara Beachfront Resort	4.17%	December 2026	155
Mortgage loan	DoubleTree Hotel Ontario Airport	5.37%	May 2027	30
2028 Senior Notes	Unsecured	5.88%	October 2028	725
2029 Senior Notes	Unsecured	4.88%	May 2029	750
2030 Senior Notes	Unsecured	7.00%	February 2030	550
Finance lease obligations		7.04%	2025 to 2028	1
Total Fixed Rate Debt		5.11%(3)		3,661

Variable Rate Debt
Revolver(4)	Unsecured	SOFR + 2.00%(5)	December 2026	—
2024 Term Loan	Unsecured	SOFR + 1.95%(5)	May 2027	200
Total Variable Rate Debt		6.37%		200

Less: unamortized deferred financing costs and discount				(21)
Total Debt(1)(6)		5.18%(3)		$3,840
_____________________________________________
(1)Excludes the $725 million non-recourse CMBS Loan (“SF Mortgage Loan”) secured by the 1,921-room Hilton San Francisco Union Square and 1,024-room Parc 55 San Francisco – a Hilton Hotel (collectively, the “Hilton San Francisco Hotels”), which is included in debt associated with hotels in receivership in Park’s condensed consolidated balance sheets. In October 2023, the Hilton San Francisco Hotels were placed into court-ordered receivership, and thus, Park has no further economic interest in the operations of the hotels.
(2)The loan matures in August 2042 but is callable by the lender with six months notice. As of June 30, 2025, Park had not received notice from the lender.
(3)Calculated on a weighted average basis.

(4)As of July 31, 2025, Park has $950 million of available capacity under the Revolver with no outstanding letters of credit.
(5)SOFR includes a credit spread adjustment of 0.1%.
(6)Excludes $157 million of Park’s share of debt of its unconsolidated joint ventures.
Capital Investments
During the second quarter of 2025, Park spent nearly $45 million on capital improvements at its hotels and expects to incur approximately $310 million to $330 million in capital expenditures during 2025. During the second quarter of 2025, Park began the $103 million comprehensive renovation at the Royal Palm, which includes a full renovation of all 393 guestrooms at the oceanfront hotel, along with the addition of 11 new guestrooms. The project is expected to generate a 15% to 20% return on investment. Hotel operations were suspended beginning in mid-May 2025, with an expected reopening in May 2026, resulting in an anticipated $17 million of disruption to Hotel Adjusted EBITDA for 2025.
During the first quarter of 2025, Park successfully completed nearly $75 million in guestroom renovations and room conversions that began in 2024 at two of its flagship properties in Hawaii – the Rainbow Tower at the Hilton Hawaiian Village Waikiki Beach Resort and the Palace Tower at the Hilton Waikoloa Village. Park is scheduled to begin the second phase of renovations at both Hawaii properties in August 2025, alongside the second phase of guestroom renovations at the Hilton New Orleans Riverside which began in July 2025.
Recent and upcoming renovations and return on investment projects (“ROI”) include:

(dollars in millions)
Projects & Scope of Work	Start Date(1)	Completion Date(1)	Budget	Total Incurred as of June 30, 2025
Royal Palm
Full property renovation, including the renovation of 393 guestrooms and the addition of 11 guestrooms to increase the room count to 404	Started in Q2 2025	Q2 2026	$103	$25
Hilton Hawaiian Village Waikiki Beach Resort
Phase 2: Renovation of 404 guestrooms and the addition of 14 guestrooms through the conversion of suites to increase room count at the Rainbow Tower to 822	Q3 2025	Q1 2026	$48	$15
Hilton Waikoloa Village
Phase 2: Renovation of 203 guestrooms and the addition of 8 guestrooms through the conversion of suites to increase room count at the Palace Tower to 414	Q3 2025	Q1 2026	$36	$8
Hilton New Orleans Riverside
Phase 2: Renovation of 428 guestrooms at the 1,167-room Main Tower	Started in Q3 2025	Q4 2025	$31	$13
______________________________________________
(1)Start dates and completion dates are estimates unless noted.

Dividends
Park declared a second quarter 2025 cash dividend of $0.25 per share to stockholders of record as of June 30, 2025. The second quarter dividend was paid on July 15, 2025.
On July 25, 2025, Park declared a third quarter 2025 cash dividend of $0.25 per share to be paid on October 15, 2025 to stockholders of record as of September 30, 2025. The declared dividends translate to an annualized yield of approximately 9% based on Park’s closing stock price on July 29, 2025.

Full-Year 2025 Outlook
Park expects full-year 2025 operating results to be as follows:

(unaudited, dollars in millions, except per share amounts and RevPAR)

	Full-Year 2025 Outlook as of July 31, 2025				Full-Year 2025 Outlook as of June 2, 2025				Change at Midpoint
Metric	Low		High		Low		High

Comparable RevPAR	$184		$187		$185		$191		$(3)
Comparable RevPAR change vs. 2024	(2.0)%		0.0%		(1.0)%		2.0%		(150)	bps
Comparable RevPAR, excluding the Royal Palm	$185		$189		$186		$192		$(2)
Comparable RevPAR change vs. 2024, excluding the Royal Palm	(1.0)%		1.0%		0.0%		3.0%		(150)	bps

Net (loss) income	$(53)		$(3)		$(10)		$50		$(48)
Net (loss) income attributable to stockholders	$(60)		$(10)		$(18)		$42		$(47)
(Loss) earnings per share – Diluted(1)	$(0.30)		$(0.05)		$(0.09)		$0.21		$(0.24)
Operating income	$212		$263		$243		$304		$(36)
Operating income margin	8.4%		10.2%		9.5%		11.6%		(130)	bps

Adjusted EBITDA	$595		$645		$588		$648		$2
Comparable Hotel Adjusted EBITDA margin(1)	26.1%		27.5%		25.7%		27.3%		30	bps
Comparable Hotel Adjusted EBITDA margin change vs. 2024(1)	(150)	bps	(10)	bps	(190)	bps	(30)	bps	30	bps
Adjusted FFO per share – Diluted(1)	$1.82		$2.08		$1.79		$2.09		$0.01
______________________________________________
(1)Amounts are calculated based on unrounded numbers.
Park’s outlook is based in part on the following assumptions:

•Except where noted, includes the impact of renovations at the Royal Palm of approximately $17 million of Hotel Adjusted EBITDA and 40 bps of Comparable Hotel Adjusted EBITDA margin;
•Adjusted FFO excludes $54 million of default interest and late payment administrative fees associated with default of the SF Mortgage Loan through October 29, 2025 (when the receivership is currently expected to end upon the sale of the hotels pursuant to a purchase and sale agreement that has been executed), which began in June 2023 and is required to be recognized in interest expense until legal titles to the Hilton San Francisco Hotels are transferred;
•Fully diluted weighted average shares for the full-year 2025 of 200 million; and
•Park’s portfolio as of July 31, 2025 and does not take into account potential future acquisitions, dispositions or any financing transactions, which could result in a material change to Park’s outlook.
Park’s full-year 2025 outlook is based on several factors, many of which are outside the Company’s control, including uncertainty surrounding macro-economic factors, such as inflation, changes in interest rates and the possibility of an economic recession or slowdown, as well as the assumptions set forth above, all of which are subject to change. Additionally, Park’s full-year 2025 outlook does not include assumptions around the incremental impact of tariff announcements (including any foreign tariffs announced in response to changes in U.S. trade policy), or changes in travel patterns to the United States as a result of tariff or trade policy, as the net effect of such announcements cannot be ascertained or quantified at this time.
Supplemental Disclosures
In conjunction with this release, Park has furnished a financial supplement with additional disclosures on its website. Visit www.pkhotelsandresorts.com for more information. Park has no obligation to update any of the information provided to conform to actual results or changes in Park’s portfolio, capital structure or future expectations.

Conference Call
Park will host a conference call for investors and other interested parties to discuss second quarter 2025 results on August 1, 2025 beginning at 11 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Investors section of the website at www.pkhotelsandresorts.com. Alternatively, participants may listen to the live call by dialing (877) 451-6152 in the United States or (201) 389-0879 internationally and requesting Park Hotels & Resorts’ Second Quarter 2025 Earnings Conference Call. Participants are encouraged to dial into the call or link to the webcast at least ten minutes prior to the scheduled start time.
A replay of the webcast will be available within 24 hours after the live event on the Investors section of Park’s website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to the effects of Park’s decision to cease payments on its $725 million SF Mortgage Loan secured by the Hilton San Francisco Hotels and the lender’s exercise of its remedies, including placing such hotels into receivership, as well as Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including anticipated repayment of certain of Park’s indebtedness, the completion of capital allocation priorities, the expected repurchase of Park’s stock, the impact from macroeconomic factors (including elevated inflation and interest rates, potential economic slowdown or a recession and geopolitical conflicts or trends, including travel barriers or changes in travel preferences for U.S. destinations), the effects of competition and the effects of future legislation, executive action or regulations, tariffs, the expected completion of anticipated dispositions, the declaration, payment and any change in amounts of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Park’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events.
All such forward-looking statements are based on current expectations of management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in Park’s filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
Park presents certain non-GAAP financial measures in this press release, including Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, FFO per share, Adjusted FFO per share, EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin and Net Debt. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this press release including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.
About Park
Park is one of the largest publicly-traded lodging real estate investment trusts (“REIT”) with a diverse portfolio of iconic and market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio currently consists of 39 premium-branded hotels and resorts with approximately 25,000 rooms primarily located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Property and equipment, net	$7,176	$7,398
Contract asset	852	820
Intangibles, net	41	41
Cash and cash equivalents	319	402
Restricted cash	28	38
Accounts receivable, net of allowance for doubtful accounts of $3 and $4	129	131
Prepaid expenses	72	69
Other assets	69	71
Operating lease right-of-use assets	184	191
TOTAL ASSETS (variable interest entities – $209 and $223)	$8,870	$9,161
LIABILITIES AND EQUITY
Liabilities
Debt	$3,840	$3,841
Debt associated with hotels in receivership	725	725
Accrued interest associated with hotels in receivership	127	95
Accounts payable and accrued expenses	237	226
Dividends payable	55	138
Due to hotel managers	114	138
Other liabilities	165	179
Operating lease liabilities	219	225
Total liabilities (variable interest entities – $196 and $201)	5,482	5,567
Stockholders’ Equity
Common stock, par value $0.01 per share, 6,000,000,000 shares authorized, 200,946,918 shares issued and 199,913,166 shares outstanding as of June 30, 2025 and 203,407,320 shares issued and 202,553,194 shares outstanding as of December 31, 2024	2	2
Additional paid-in capital	4,022	4,063
Accumulated deficit	(580)	(420)
Total stockholders’ equity	3,444	3,645
Noncontrolling interests	(56)	(51)
Total equity	3,388	3,594
TOTAL LIABILITIES AND EQUITY	$8,870	$9,161

PARK HOTELS & RESORTS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Rooms	$401	$416	$764	$790
Food and beverage	180	182	362	364
Ancillary hotel	68	66	131	128
Other	23	22	45	43
Total revenues	672	686	1,302	1,325

Operating expenses
Rooms	105	105	205	207
Food and beverage	122	121	245	244
Other departmental and support	152	155	303	300
Other property	50	57	107	109
Management fees	31	33	61	63
Impairment and casualty loss	—	7	70	13
Depreciation and amortization	122	64	191	129
Corporate general and administrative	19	18	37	35
Other	23	20	44	41
Total expenses	624	580	1,263	1,141

Gain on sale of assets, net	1	—	1	—
Gain on derecognition of assets	16	15	32	29

Operating income	65	121	72	213

Interest income	2	5	5	10
Interest expense	(53)	(54)	(105)	(107)
Interest expense associated with hotels in receivership	(16)	(15)	(32)	(29)
Equity in earnings from investments in affiliates	2	1	2	1
Other (loss) gain, net	(1)	(3)	1	(3)

(Loss) income before income taxes	(1)	55	(57)	85
Income tax (expense) benefit	(1)	12	(2)	11
Net (loss) income	(2)	67	(59)	96
Net income attributable to noncontrolling interests	(3)	(3)	(3)	(4)
Net (loss) income attributable to stockholders	$(5)	$64	$(62)	$92

(Loss) earnings per share:
(Loss) earnings per share – Basic	$(0.02)	$0.31	$(0.31)	$0.44
(Loss) earnings per share – Diluted	$(0.02)	$0.30	$(0.31)	$0.44

Weighted average shares outstanding – Basic	199	209	199	209
Weighted average shares outstanding – Diluted	199	211	199	211

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
EBITDA AND ADJUSTED EBITDA

(unaudited, in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(2)	$67	$(59)	$96
Depreciation and amortization expense	122	64	191	129
Interest income	(2)	(5)	(5)	(10)
Interest expense	53	54	105	107
Interest expense associated with hotels in receivership(1)	16	15	32	29
Income tax expense (benefit)	1	(12)	2	(11)
Interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	2	2	4	5
EBITDA	190	185	270	345
Gain on sales of assets, net	(1)	—	(1)	—
Gain on derecognition of assets(1)	(16)	(15)	(32)	(29)
Share-based compensation expense	5	5	9	9
Impairment and casualty loss	—	7	70	13
Other items	5	11	11	17
Adjusted EBITDA	$183	$193	$327	$355
______________________________________________
(1)For the three and six months ended June 30, 2025 and 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
COMPARABLE HOTEL ADJUSTED EBITDA AND
COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, dollars in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA	$183	$193	$327	$355
Less: Adjusted EBITDA from investments in affiliates	(5)	(8)	(13)	(16)
Add: All other(1)	13	14	28	29
Hotel Adjusted EBITDA	191	199	342	368
Less: Adjusted EBITDA from hotels disposed of	—	(2)	—	(2)
Comparable Hotel Adjusted EBITDA	$191	$197	$342	$366

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total Revenues	$672	$686	$1,302	$1,325
Less: Other revenue	(23)	(22)	(45)	(43)
Less: Revenues from hotels disposed of	(4)	(14)	(9)	(26)
Comparable Hotel Revenues	$645	$650	$1,248	$1,256

	Three Months Ended June 30,				Six Months Ended June 30,
	2025	2024	Change(2)		2025	2024	Change(2)
Total Revenues	$672	$686	(2.0)%		$1,302	$1,325	(1.7)%
Operating income	$65	$121	(46.3)%		$72	$213	(66.4)%
Operating income margin(2)	9.6%	17.5%	(790)	bps	5.5%	16.1%	(1,060)	bps

Comparable Hotel Revenues	$645	$650	(0.7)%		$1,248	$1,256	(0.7)%
Comparable Hotel Adjusted EBITDA	$191	$197	(3.2)%		$342	$366	(6.5)%
Comparable Hotel Adjusted EBITDA margin(2)	29.6%	30.4%	(80)	bps	27.4%	29.1%	(170)	bps
______________________________________________
(1)Includes other revenues and other expenses, non-income taxes on TRS leases included in other property expenses and corporate general and administrative expenses in the condensed consolidated statements of operations.
(2)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NAREIT FFO AND ADJUSTED FFO
(unaudited, in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income attributable to stockholders	$(5)	$64	$(62)	$92
Depreciation and amortization expense	122	64	191	129
Depreciation and amortization expense attributable to noncontrolling interests	(1)	(1)	(2)	(2)
Gain on sales of assets, net	(1)	—	(1)	—
Gain on derecognition of assets(1)	(16)	(15)	(32)	(29)
Impairment loss	—	7	70	12
Equity investment adjustments:
Equity in earnings from investments in affiliates	(2)	(1)	(2)	(1)
Pro rata FFO of investments in affiliates	4	4	5	5
Nareit FFO attributable to stockholders	101	122	167	206
Casualty loss	—	—	—	1
Share-based compensation expense	5	5	9	9
Interest expense associated with hotels in receivership(1)	16	15	32	29
Other items	7	(5)	13	3
Adjusted FFO attributable to stockholders	$129	$137	$221	$248
Nareit FFO per share – Diluted(2)	$0.51	$0.58	$0.83	$0.98
Adjusted FFO per share – Diluted(2)	$0.64	$0.65	$1.10	$1.18
Weighted average shares outstanding – Diluted	200	211	200	211
______________________________________________
(1)For the three and six months ended June 30, 2025 and 2024, represents accrued interest expense associated with the default of the SF Mortgage Loan, which was offset by a gain on derecognition for the corresponding increase of the contract asset on the condensed consolidated balance sheets, as Park expects to be released from this obligation upon final resolution with the lender.
(2)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT

(unaudited, in millions)
June 30, 2025
Debt	$3,840
Add: unamortized deferred financing costs and discount	21
Debt, excluding unamortized deferred financing cost, premiums and discounts	3,861
Add: Park’s share of unconsolidated affiliates debt, excluding unamortized deferred financing costs	157
Less: cash and cash equivalents	(319)
Less: restricted cash	(28)
Net Debt	$3,671

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – EBITDA, ADJUSTED EBITDA, COMPARABLE HOTEL ADJUSTED EBITDA
AND COMPARABLE HOTEL ADJUSTED EBITDA MARGIN

(unaudited, in millions)	Year Ending
	December 31, 2025
	Low Case	High Case
Net (loss) income	$(53)	$(3)
Depreciation and amortization expense	325	325
Interest income	(9)	(9)
Interest expense	208	208
Interest expense associated with hotels in receivership	54	54
Income tax expense	14	14
Interest expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates	8	8
EBITDA	547	597
Gain on sale of assets, net	(1)	(1)
Gain on derecognition of assets	(54)	(54)
Share-based compensation expense	19	19
Impairment loss	70	70
Other items	14	14
Adjusted EBITDA	595	645
Less: Adjusted EBITDA from investments in affiliates	(20)	(20)
Add: All other	59	60
Comparable Hotel Adjusted EBITDA	$634	$685

	Year Ending
	December 31, 2025
	Low Case	High Case
Total Revenues	$2,531	$2,590
Less: Other revenue	(92)	(92)
Hotel Revenues	2,439	2,498
Less: Revenues from hotels disposed of	(9)	(9)
Comparable Hotel Revenues	$2,430	$2,489

	Year Ending
	December 31, 2025
	Low Case	High Case
Total Revenues	$2,531	$2,590
Operating income	$212	$263
Operating income margin(1)	8.4%	10.2%

Comparable Hotel Revenues	$2,430	$2,489
Comparable Hotel Adjusted EBITDA	$634	$685
Comparable Hotel Adjusted EBITDA margin(1)	26.1%	27.5%
______________________________________________
(1)Percentages are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK – NAREIT FFO ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED FFO ATTRIBUTABLE TO STOCKHOLDERS

(unaudited, in millions except per share data)	Year Ending
	December 31, 2025
	Low Case	High Case
Net (loss) income attributable to stockholders	$(60)	$(10)
Depreciation and amortization expense	325	325
Depreciation and amortization expense attributable to noncontrolling interests	(4)	(4)
Gain on sale of assets, net	(1)	(1)
Gain on derecognition of assets	(54)	(54)
Impairment loss	70	70
Equity investment adjustments:
Equity in earnings from investments in affiliates	(3)	(3)
Pro rata FFO of equity investments	6	6
Nareit FFO attributable to stockholders	279	329
Share-based compensation expense	19	19
Interest expense associated with hotels in receivership	54	54
Other items	11	13
Adjusted FFO attributable to stockholders	$363	$415
Adjusted FFO per share – Diluted(1)	$1.82	$2.08
Weighted average diluted shares outstanding	200	200
______________________________________________
(1)Per share amounts are calculated based on unrounded numbers.

PARK HOTELS & RESORTS INC.
DEFINITIONS
Comparable
The Company presents certain data for its consolidated hotels on a Comparable basis as supplemental information for investors: Comparable Hotel Revenues, Comparable RevPAR, Comparable Occupancy, Comparable ADR, Comparable Hotel Adjusted EBITDA and Comparable Hotel Adjusted EBITDA Margin. The Company presents Comparable hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s Comparable metrics include results from hotels that were active and operating in Park’s portfolio since January 1st of the previous year and property acquisitions as though such acquisitions occurred on the earliest period presented. Additionally, Comparable metrics exclude results from property dispositions that have occurred through July 31, 2025 and the Hilton San Francisco Hotels, which were placed into receivership at the end of October 2023.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin
Earnings before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and also interest income and expense, income tax and depreciation and amortization included in equity in earnings from investments in affiliates.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude the following items that are not reflective of Park’s ongoing operating performance or incurred in the normal course of business, and thus, excluded from management’s analysis in making day-to-day operating decisions and evaluations of Park’s operating performance against other companies within its industry:
•Gains or losses on sales of assets for both consolidated and unconsolidated investments;
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Impairment losses and casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels.
Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue.
EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies.
The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP. Because of these limitations, EBITDA, Adjusted EBITDA and Hotel Adjusted EBITDA should not be considered as discretionary cash available to the Company to reinvest in the growth of its business or as measures of cash that will be available to the Company to meet its obligations. Further, the Company does not use or present EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin as measures of liquidity or cash flows.
Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – diluted and Adjusted FFO per share – diluted
Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITs. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period.
The Company also presents Adjusted FFO attributable to stockholders and Adjusted FFO per diluted share when evaluating its performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding the Company’s ongoing operating performance. Management historically has made the adjustments detailed below in evaluating its performance and in its annual budget process. Management believes that the presentation of Adjusted FFO provides useful supplemental information that is beneficial to an investor’s complete understanding of operating performance. The Company adjusts Nareit FFO attributable to stockholders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO attributable to stockholders:
•Costs associated with hotel acquisitions or dispositions expensed during the period;
•Severance expense;
•Share-based compensation expense;
•Casualty gains or losses; and
•Other items that management believes are not representative of the Company’s current or future operating performance.
Net Debt
Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as (i) debt excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. Net Debt also excludes Debt associated with hotels in receivership.
The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses Occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases.
Average Daily Rate
ADR (or rate) represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in Occupancy, as described above.
Revenue per Available Room
Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: Occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.
Total RevPAR
Total RevPAR represents rooms, food and beverage and other hotel revenues divided by the total number of room nights available to guests for a given period. Management considers Total RevPAR to be a meaningful indicator of the Company’s performance as approximately one-third of revenues are earned from food and beverage and other hotel revenues. Total RevPAR is also a useful indicator in measuring performance over comparable periods.
Group Revenue Pace
Group Revenue Pace represents bookings for future business and is calculated as group room nights multiplied by the contracted room rate expressed as a percentage of a prior period relative to a prior point in time.